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                                                                    EXHIBIT 99.2

                IN THE COURT CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY

                                   )
THE CIRCLE K CORPORATION,          )
                                   )
                                   )
          Plaintiff,               )
                                   )
    - against -                    )
                                   )           Civil Action No. 14518
NATIONAL CONVENIENCE STORES        )
INCORPORATED, V.H. VAN HORN,       )
RICHARD C. STEADMAN, DUNBAR N.     )
CHAMBERS, JR., RAYMOND W.          )
OELAND, JR., ROBERT B. STOBAUGH,   )
WILLIAM K. WILDE, CHARLES J.       )
LUELLEN and LIONEL SOSA.           )
                                   )
             Defendants.           )
                                   )


                                  COMPLAINT

        Plaintiff, The Circle K Corporation ("Circle K"), by its attorneys, for its complaint herein, alleges as follows:


                             NATURE OF THE ACTION

        1. Circle K is a holder of common stock of National Convenience Stores Incorporated ("NCS" or the "Company") and has offered to acquire all remaining shares of NCS. The individual defendants have wrongfully refused properly to negotiate or consider any bona fide offer for the Company, and have taken reactive defensive actions, which were wrongfully designed to entrench NCS officers and directors in their positions of control, and which were and are unreasonable in relation to any perceived threat posed by Circle K. In furtherance of these efforts, the individual defendants, on August 10, 1995, specifically adopted and






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implemented an amendment to the Company's Restated By-Laws that purports to require that any amendment to the By-Laws to change the number of directors must be approved by holders of 75 percent of the shares entitled to vote at a meeting of stockholders (the "75 Percent By-Law Provision"). In addition, on August 31, 1995, the individual defendants adopted a poison pill. Their actions constitute unfair dealing, improper interference with shareholder voting rights, a manipulation of corporate machinery for personal purposes, and a breach of their fiduciary duties to NCS stockholders. The individual defendants are using their fidiciary positions of control over NCS to thwart Circle K in its legitimate attempt to acquire NCS, and the individual defendants are trying to entrench themselves in their positions with the Company.


                                   PARTIES

        2. Plaintiff is and, at all relevant times, has been the owner of shares of NCS common stock.

        3. NCS is a corporation organized under the laws of Delaware. NCS operates approximately 660 specialty convenience stores under the name of "Stop N' Go" in Texas. NCS has approximately 6 million shares of common stock outstanding and 1,380 stockholders of record. NCS's stock is listed on the New York Stock Exchange. NCS's Board of Directors has 8 members, 4 of whom will be elected at the next annual meeting of NCS stockholders.

        4. Defendant V. H. Van Horn is and has at all relevant times been NCS' President and Chief Executive Officer and a member



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of its Board of Directors.

        5. Defendant Richard C. Steadman is and has at all relevant times been Chairman of NCS' Board of Directors.

        6.  Defendants Dunbar N. Chambers, Jr., Raymond W. Oeland, Jr., Robert
B. Stobaugh, William K. Wilde, Charles J. Luellen, and Lionel Sosa are and have been at all relevant times directors of NCS.


                           SUBSTANTIVE ALLEGATIONS

        7. On August 8, 1995, Circle K submitted to the management and Board of Directors of NCS a proposal whereby Circle K would purchase all outstanding common stock of NCS at a price of $17 per share in cash. In addition, Circle K would agree to assume approximately $100 million in existing debt of NCS. The transaction was valued at approximately $210 million. Circle K also advised Mr. Van Horn on August 8, 1995 that it intended to nominate a slate of directors for election at NCS' upcoming annual meeting of stockholders, which has now been scheduled for November 7, 1995.

        8. During the fiscal year ending June 30, 1995, the last full fiscal year before the offer, NCS's common stock traded at prices as low as $6.50 and never traded higher than $12.63.

        9. On August 10, 1995, the individual defendants enacted the 75 Percent By-Law Provision, but made no public announcement of its enactment.


        10. On August 11, 1995, Circle K (a) submitted a proposal for shareholder vote at NCS's upcoming annual meeting to



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amend NCS' By-Laws to increase the size of NCS's Board of Directors from 8 to 17 directors, (b) proposed a slate of nine candidates for election at that meeting, and (c) announced that it would seek to repeal any bylaw amendment adopted since January 1, 1994.

        11. On August 31, 1995, the individual defendants announced that they had rejected Circle K's offer. The individual defendants did not engage in or invite Circle K to engage in any negotiations concerning a possible acquisition.

        12. On August 31, the individual defendants also announced that they had adopted a poison pill anti-takeover device (the "Poison Pill").

        13. The NCS Poison Pill will have the result that, if Circle K or anyone else becomes the beneficial owner (as therein defined) of 10% or more of the Company's outstanding common stock, NCS' stockholders will have the right to receive, upon exercise of the rights provided for therein, a number of newly-issued shares of common stock having a current market price equal to two times the exercise price of the right (which is now $55).

        14. By enacting the 75 Percent By-Law Provision, the defendants have purported, by unilateral board action, to restrict the stockholders' right to amend the bylaws of their company. Delaware law does not permit corporate directors to limit stockholders' right to amend corporate bylaws in this manner.

        15. The 75 Percent By-Law Provision and the Poison Pill have the effect of making it extraordinarily time-consuming, difficult, and expensive for any potential acquiror not approved by



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the individual defendants to acquire NCS. It also makes more difficult shareholder action through corporate suffrage to change Board composition. Therefore, the 75 Percent By-Law Provision and the Poison Pill have the effect of interfering with shareholder voting and precluding successful and timely completion of even the most attractive offer for NCS unless the Board acquiesces, thus denying the Company's shareholders an opportunity to make their own unfettered choice.

        16. As a consequence, the adoption and implementation of the 75 Percent By-Law Provision and the Poison Pill have the force and effect of entrenching the individual defendants in their corporate offices against any real or perceived threat to their control, and dramatically impairs the rights of shareholders to exercise freedom of choice in a proxy contest or to avail themselves of a bona fide offer to purchase their shares by an acquiror unfavored by incumbent management.

        17. The individual defendants have breached the duties they owe to plaintiff and other shareholders in that they have not and are not exercising independent business judgment and have acted and are acting to the detriment of the shareholders to benefit themselves.

        18. The individual defendants are acting to entrench themselves in their offices and positions and maintain their substantial salaries and perquisites, all to the expense and to the detriment of the shareholders of NCS.

        19.  By the acts, transactions and courses of conduct


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alleged herein, the individual defendants, individually and as part of a common plan and scheme in breach of their fiduciary duties and obligations, are attempting to ensure continuance of their positions as directors and officers. The individual defendants have been engaged in a wrongful effort to entrench themselves in their offices and positions of control and prevent the acquisition of NCS except on terms which would further their own personal interests.

        20.  Plaintiff has no adequate remedy at law.

        WHEREFORE, plaintiff demands judgment against defendants as follows:

        (a) declaring void and/or enjoining enforcement of the 75 Percent By-Law Provision and the Poison Pill;

        (b) ordering the individual defendants jointly and severally to account to plaintiff for all damages suffered and to be suffered as a result of the acts and transactions alleged herein;

        (c) awarding plaintiff the costs and disbursements of this action, including reasonable allowance for plaintiff's attorneys' and experts' fees; and

        (d)  granting such other and further relief as may be just and proper.




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                                        MORRIS, NICHOLS, ARSHT & TUNNELL

                                              /s/ KENNETH NACHBAR
                                        --------------------------------
                                        Kenneth Nachbar
                                        1201 North Market Street
                                        P. O. Box 1347
                                        Wilmington, DE 19899
                                        (302) 658-9200
                                           Attorneys for Plaintiff

OF COUNSEL:

Mitchell A. Karlan
GIBSON, DUNN & CRUTCHER
200 Park Avenue
New York, New York 10166
(212) 351-4000


September 5, 1995



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